SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024 (July 17, 2024)
LCNB CORP.
(Exact name of Registrant as specified in its Charter)

Ohio	001-35292	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio 45036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (513) 932-1414

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	LCNB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On July 17, 2024, LCNB Corp. (“LCNB”) announced that Matthew P. Layer, EVP and Chief Lending Officer, will retire from LCNB National Bank (the “Bank”) effective September 30, 2024. A copy of the related press release is filed with this report as Exhibit 99.1 and incorporated herein by reference.

(c)
On July 17, 2024, LCNB announced that Jeff D. Meeker, age 61, the Bank’s current SVP and Chief Credit Officer, will assume the role of EVP and Chief Lending Officer effective at the close of business on September 30, 2024. Mr. Meeker has served as the Bank’s Chief Credit Officer since September 2021. Prior to his role as Chief Credit Officer, Mr. Meeker served as LCNB’s Head of Loan Servicing, appointed in January of 2021, and other roles of increasing responsibility since joining the Bank in 2013. Mr. Meeker will be entitled to participate in the executive incentive plans included in the most recent Definitive Proxy under the captions “Annual Cash Incentives,” “Equity Incentives,” and “Other Compensation” and such descriptions are hereby incorporated by reference into this Item 5.02. A copy of the related press release is filed with this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated July 17, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: July 17, 2024	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer